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                                                                    EXHIBIT 4.11

                                                               EXECUTION VERSION

                         AMENDED AND RESTATED AGREEMENT

                          DATED AS OF OCTOBER 29, 2004

                                  BY AND AMONG

                                 STEELCASE INC.

                                       AND

                      THE SHAREHOLDERS LISTED ON SCHEDULE A

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            This AMENDED AND RESTATED AGREEMENT is made as of October 29, 2004
(this "Agreement"), by and among Steelcase Inc., a Michigan corporation (the "Company"), and the shareholders listed on Schedule A (the "Shareholders").

                                    RECITALS

            A. The Shareholders own shares of Class B Common Stock of the Company (the "Class B Shares") which are voluntarily convertible into shares of Class A Common Stock of the Company (the "Class A Shares") and have indicated their desire to sell such Class A Shares from time to time.

            B. Such Class A Shares issued upon conversion of Class B Shares are not subject to a current effective registration statement.

            C. The Company has determined it is in the best interests of the Company and its shareholders to facilitate an orderly distribution of such Class A Shares and has filed a registration statement with the SEC (as defined below) for one or more offerings of securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (as defined below) (the "Shelf Registration Statement") that registers under the Shelf Registration Statement sales of Class A Shares by Shareholders and other shareholders of the Company that become party hereto after the date hereof (the "Registered Class A Shares").

            D. In order to provide liquidity for the Shareholders in an orderly and organized manner and provide flexibility for potential future financing, the Company is willing to enter into this Agreement in order to facilitate the disposition, from time to time, of the Registered Class A Shares pursuant to prospectus supplements to the Shelf Registration Statement (each such delayed or continuous offering made via a prospectus supplement and effectuated pursuant to a Takedown Request (as defined below), a "Shelf Takedown").

            E. This Agreement will amend and restate in full that certain Agreement dated as of October 13, 2004 between the Company and a certain Shareholder.

            F. In consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined below) agree as follows:

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                                    AGREEMENT

1. Definitions.

            1.1 The following terms shall be defined as follows:

            "Affiliate" means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person. For the purpose of this definition, the term "control" means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlled" and "controlling" have meanings correlative to the foregoing.

            "Agreement" has the meaning set forth in the first paragraph of this Agreement.

            "Business Day" shall mean any day on which the New York Stock Exchange (or any successor exchange that is the primary exchange for trading Class A Shares) is open for trading.

            "Class A Shares" has the meaning set forth in the recitals.

            "Class B Shares" has the meaning set forth in the recitals.

            "Company" has the meaning set forth in the first paragraph of this Agreement.

            "Confidentiality Agreement" has the meaning set forth in Section
9.3.

            "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Initial Registration Expenses" has the meaning set forth in Section 2.3(b).

            "Initial Registration Fee" has the meaning set forth in Section 2.3(a).

            "Non-Requesting Shareholders" has the meaning set forth in Section 4.1.

            "Participating Shareholders" has the meaning set forth in Section 3.3(a).

            "Participation Notice" has the meaning set forth in Section 4.1.

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            "Party" means the Company or a Shareholder, as the case may be.

            "Permitted Transferee" has the meaning set forth in Section E.9 of the Company's Second Restated Articles of Incorporation, as in effect on the date of this Agreement.

            "Person" means any individual, partnership, corporation, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, government (or an agency or political subdivision thereof) or other entity.

            "Piggyback Request" has the meaning set forth in Section 4.2.

            "Piggyback Requesting Shareholder" has the meaning set forth in
Section 4.2.

            "Registered Class A Shares" has the meaning set forth in the recitals.

            "Requesting Shareholder" has the meaning set forth in Section 3.1.

            "SEC" means the United States Securities and Exchange Commission.

            "Securities Act" means the United States Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Shareholders" has the meaning set forth in the first paragraph of this Agreement.

            "Shelf Registration Statement" has the meaning set forth in the recitals.

            "Shelf Takedown" has the meaning set forth in the recitals.

            "Shelf Takedown Expenses" has the meaning set forth in Section
3.7(a).

            "Spread" has the meaning set forth in Section 3.7(a).

            "Supplemental Agreement" has the meaning set forth in Section 8.1.

            "Supplemental Shareholder" has the meaning set forth in Section 8.1.

            "Takedown Request" has the meaning set forth in Section 3.1.

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            "Violation" has the meaning set forth in Section 7.1.

2. Initial Registration.

            2.1 Initial Allocation. Subject to the terms and conditions of this Agreement, the Shareholders named on Schedule A have been or will be permitted to register under the Shelf Registration Statement sales of up to the number of Class A Shares set forth beside each such Shareholder's name on Schedule A.

            2.2 Information. Each Shareholder shall provide to the Company all the information required by Item 507 of Regulation S-K in writing for inclusion in the Shelf Registration Statement. Each Shareholder hereby represents and warrants that any such information provided to the Company will be true and correct and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of circumstances in which they were made, not misleading at the time such information is provided. In addition, each Shareholder shall provide notice to the Company of any material changes or additions to the information provided pursuant to this Section 2.2.

            2.3 Initial Registration Fees and Expenses.

                  (a) Each Shareholder shall pay a registration fee of $126.70 per $1,000,000 (or such other fee in effect at the time the Shelf Registration Statement is filed) of the maximum aggregate price at which the Registered Class A Shares such Shareholder includes under the Shelf Registration Statement are proposed to be offered (the "Initial Registration Fee"). The maximum offering price of the Registered Class A Shares shall be based on the average of the high and low prices of the Class A Shares as reported on the New York Stock Exchange as of a date within five (5) business days of the filing of the Shelf Registration Statement, specified by the Company. Such payment of the Initial Registration Fee by each Shareholder shall be remitted to the Company at least two (2) Business Days prior to the filing of the Shelf Registration Statement or, if later, two (2) Business Days after becoming party to this Agreement.

                  (b) All actual expenses incurred by the Company incident to the filing of the Shelf Registration Statement, including, without limitation, all registration and filing fees (other than the Initial Registration Fee referred to in clause (a) of this Section 2.3), printing expenses and fees and disbursements of counsel for the Company and its independent certified public accountants (all such expenses being herein called "Initial Registration Expenses") shall be allocated pro rata between the Company, on the one hand, and the Shareholders as a group, on the other hand, based, in the case of the Company, on the

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proposed maximum aggregate offering price of the Company securities registered on behalf of the Company (as set forth under Calculation of Registration Fee in the Shelf Registration Statement under Primary Offering) and, in the case of the Shareholders, on the proposed maximum aggregate offering price of the Class A Shares registered on behalf of the Shareholders (as set forth under the Calculation of Registration Fee in the Shelf Registration Statement under Secondary Offering). The Initial Registration Expenses allocated to the Shareholders as a group pursuant to the foregoing sentence shall be allocated among the Shareholders on a pro rata basis based upon the total amount of Registered Class A Shares that each such Shareholder includes under the Shelf Registration Statement. The Company shall prepare and send an invoice to each Shareholder evidencing the portion of Initial Registration Expenses payable by each Shareholder reasonably promptly following the effectiveness of the Shelf Registration Statement. Each Shareholder shall pay such invoice promptly upon receipt. Notwithstanding the foregoing, each Shareholder shall be individually responsible for any expenses or fees incurred by any legal, tax or financial advisors independently retained by such Shareholder.

            2.4 Company Option. The Company shall determine, in its sole and absolute discretion, all matters related to the Initial Registration Statement, including but not limited to, all decisions related to timing, format, disclosure and public announcements.

3. Requested Takedowns.

            3.1 Shareholder Takedown Requests. Following the filing of the Shelf Registration Statement, one or more Shareholders desiring to sell at least 1,000,000 shares in the aggregate of the Registered Class A Shares may, subject to Section 3.2, request in writing to the Treasurer of the Company, with a copy to the General Counsel of the Company, that the Company effectuate a Shelf Takedown (each such request, a "Takedown Request," and each Shareholder who makes such a request, a "Requesting Shareholder"). Each Takedown Request shall
(a) specify the aggregate number of Registered Class A Shares requested to be offered in a Shelf Takedown and (b) identify all Requesting Shareholders and list the number of Registered Class A Shares desired to be offered by each such holder. The Company shall notify each Requesting Shareholder in writing within ten (10) Business Days of receipt of notice of a Takedown Request as to whether the Company has determined to proceed with a Shelf Takedown.

            3.2 Number of Shareholder Takedown Requests. Each Shareholder shall be limited to an aggregate of two (2) Takedown Requests in each fiscal year, or such greater number as the Company in its sole discretion may permit.

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            3.3 Company Option; Company Takedown.

                  (a) The Company shall determine, in its sole and absolute discretion, whether to proceed with any Shelf Takedown in response to a Takedown Request. In the event that the Company determines to proceed with a Shelf Takedown, the Company shall, in consultation with the Requesting Shareholders and any Piggyback Requesting Shareholders (as defined below) participating in such Shelf Takedown (together, the "Participating Shareholders"), determine: (i) the timing of the filing of any prospectus supplement to the Shelf Registration Statement; (ii) the amount of Registered Class A Shares, subject to Section 3.4, to be included in the Shelf Takedown; and (iii) the manner in which any Shelf Takedown will be conducted; provided, however, that, subject to Section 3.6, the Company shall retain ultimate authority to make all final determinations with respect to any matters related to any Shelf Takedown. In addition, the Company may include for its own account securities registered under the Shelf Registration Statement, including Class A Shares for its account, in any Shelf Takedown.

                  (b) From time to time, the Company may initiate a shelf takedown to offer securities, including Class A Shares, solely for its own account. Although the Company may provide, in its sole and absolute discretion, notice to the Shareholders of any such offering and may invite, in its sole and absolute discretion, the Shareholders to participate in such an offering, the Company shall have no obligation to provide any notice to the Shareholders or to invite any participation on the part of the Shareholders; provided, that the Company shall not invite any Shareholder to participate in such an offering unless the Company shall have received irrevocable written notice from any such Shareholder that such Shareholder desires to receive notices of, and opportunities to participate in, any such offerings. In the event that the Company does invite the Shareholders to participate in such an offering, the number of Registered Class A Shares of each Shareholder permitted to be included by the Company to be included in the offering shall be allocated among the Shareholders participating in the offering in accordance with Section 3.4 and the expenses associated with such an offering shall be allocated in accordance with Section 3.7. Class A Shares included by the Company in an offering shall not be subject to allocation.

            3.4 Priority on Requested Takedowns.

                  (a) If the Company determines to proceed with a Shelf Takedown and the number of Registered Class A Shares requested to be included in a Shelf Takedown by Participating Shareholders exceeds the number of Registered Class A Shares, if any, that the Company, in its sole and absolute

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discretion, has decided to permit Participating Shareholders to include in any particular Shelf Takedown, the Company shall include in such Shelf Takedown the number of Registered Class A Shares that the Company has determined to be appropriate, if any, allocated pro rata among the holders thereof on the basis of the total amount of Registered Class A Shares that each Participating Shareholder included under the Shelf Registration Statement.

                  (b) If the Company determines to proceed with a Shelf Takedown and the Shelf Takedown involves an underwritten offering, and if the managing underwriters, broker-dealers or similar parties advise the Company that, in their opinion, the number of Registered Class A Shares requested to be included in such offering by Participating Shareholders exceeds the number of securities which can be sold therein without adversely affecting the marketability of the offering and within a price range acceptable to the Company and the Participating Shareholders or such underwriters, broker-dealers or similar parties, the Company may, in determining the size of such Shelf Takedown, consider the opinions of such underwriters, broker-dealers or similar parties as to the number of Registered Class A Shares that can be sold without adversely affecting the marketability of the offering and within a price range acceptable to the Company and the Participating Shareholders.

                  (c) In the event that the number of Registered Class A Shares that any Participating Shareholder requested to be included in a Shelf Takedown is reduced pursuant to Section 3.4(a), the Company shall deliver a notice of reduction to each affected Participating Shareholder.

            3.5 Over-Allotment. If any underwritten Shelf Takedown includes an over-allotment option for the underwriters, the number of Registered Class A Shares to be included in such over-allotment option shall be allocated pro rata among the Participating Shareholders on the basis of the total amount of Registered Class A Shares that the holders thereof included under the Shelf Registration Statement; provided, however, that the number of any Registered Class A Shares included in any over-allotment option by any Participating Shareholder will be limited by the number of Registered Class A Shares each holder owns at the time of such Shelf Takedown.

            3.6 Administration. The Company shall, in its sole and absolute discretion and as applicable, select the underwriters, broker-dealers or similar parties to administer any offering in connection with any Shelf Takedown in which the Company includes securities on behalf of the Company. If securities are not included on behalf of the Company in any Shelf Takedown, the Requesting Shareholders shall select the underwriters, broker-dealers or similar parties to administer such offering, which selection shall be reasonably acceptable to the Company.

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            3.7 Shelf Takedown Expenses.

                  (a) Each Participating Shareholder shall pay its pro rata share of any discounts or commissions attributable to the Registered Class A Shares included in any Shelf Takedown on the terms and at the times provided by the applicable underwriter, broker-dealer or similar party (the "Spread"). All expenses (other than the Spread) incident to the completion of any Shelf Takedown, including, without limitation, all SEC or National Association of Securities Dealers, Inc. registration and filing fees, fees of any transfer agent and registrar, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of counsel and independent certified public accountants, the expenses and fees for listing the Class A Shares on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted (other than the Continuing Annual Fee assessed by the New York Stock Exchange), expenses of underwriters, broker-dealers or other similar parties and the costs and expenses relating to any presentations or meetings undertaken in connection with the marketing and sale of the Class A Shares offered to potential investors (all such expenses being herein called "Shelf Takedown Expenses") shall be allocated pro rata between the Company, on the one hand, and the Participating Shareholders as a group, on the other hand, based, in the case of the Company, on the offering price of the Company securities included on behalf of the Company in any applicable Shelf Takedown and, in the case of the Participating Shareholders, on the offering price of the Registered Class A Shares included on behalf of the Participating Shareholders in any applicable Shelf Takedown. The Shelf Takedown Expenses allocated to the Participating Shareholders as a group pursuant to the foregoing sentence shall be allocated among the Participating Shareholders on a pro rata basis based upon the total amount of Registered Class A Shares that each such Participating Shareholder includes in the applicable Shelf Takedown. The Company shall prepare and send an invoice to each Participating Shareholder evidencing the portion of Shelf Registration Expenses payable by such holder reasonably promptly following the consummation of the Shelf Takedown. Each Participating Shareholder shall pay such invoice promptly upon receipt. Notwithstanding the foregoing, each Requesting Shareholder or Piggyback Requesting Shareholder shall be individually responsible for any expenses or fees incurred for any legal, tax or financial advisors independently retained by such holder.

                  (b) In the event that a Participating Shareholder withdraws his or her participation in any Shelf Takedown prior to the filing of the applicable prospectus supplement with the SEC: (i) if such Shelf Takedown is not completed, such holder shall reimburse the Company for his or her pro rata share of all expenses incurred by the Company through the date of such holder's

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withdrawal or (ii) if such Shelf Takedown is completed, such holder shall reimburse the Company only for any additional incremental expenses incurred by the Company related solely to such holder.

4. Piggyback Requests.

            4.1 Notice of Requested Takedowns. The Company shall not offer any Shareholder who did not participate in a Takedown Request the opportunity to participate in any related Shelf Takedown unless the Company has received irrevocable written notice from such Shareholder that the Shareholder desires to receive notices of, and opportunities to participate in, Shelf Takedowns initiated by other Shareholders (any such notice, a "Participation Notice"). After receipt of a Participation Notice, the Company may, at its option, provide written notice of its intention to effectuate a Shelf Takedown to those Shareholders who did not participate in the Takedown Request and who have sent the Company a Participation Notice (the "Non-Requesting Shareholders").

            4.2 Piggyback Requests for Takedowns. Any Non-Requesting Shareholder that receives notice from the Company of its intention to effectuate a Shelf Takedown may advise the Company in writing of his or her desire to participate in any Shelf Takedown (each such Shareholder, a "Piggyback Requesting Shareholder," and each such request, a "Piggyback Request"). Any Piggyback Request must identify the Piggyback Requesting Shareholder and list the number of Class A Shares desired to be offered by such holder. Any Piggyback Request must be delivered to the Company within seven (7) Business Days of the mailing date of the Company's notice to Non-Requesting Shareholders. The Company shall notify the Piggyback Requesting Shareholder in writing within ten (10) Business Days of receipt of such notice as to whether the Company has determined to include such holder's Registered Class A Shares in any Shelf Takedown.

            4.3 Priority and Expenses of Piggyback Requests. Piggyback Requesting Shareholders shall be subject to the allocation procedures set forth in Section 3.4 and the obligations regarding payment of expenses set forth in
Section 3.7. Class A Shares included by the Company in an offering shall not be subject to allocation.

5. Restrictions on Sales.

            5.1 Suspension on Use of Prospectus. The Company shall have the right at any time and from time to time to require that the Shareholders suspend the use of the Shelf Registration Statement and any applicable prospectus supplement in the event (i) that the Company receives a request by

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the SEC or any state securities authority for post-effective amendments and supplements to the Shelf Registration Statement and any prospectus supplement or for additional information after the Shelf Registration Statement has become effective; (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose; (iii) that the Company receives any notification with respect to the suspension or the qualification of the Registered Class A Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) that the Company determines in good faith that there is a valid business reason, including, but not limited to, the acquisition or divestiture of assets or a material corporate transaction or event, for such suspension. Any suspension on the use of the Shelf Registration Statement and any applicable prospectus supplement shall continue until the date on which the Company provides written notice to Shareholders that such suspension is no longer in effect.

            5.2 Lock-Up Agreements. Each Shareholder hereby agrees that, if requested by the underwriters, broker-dealers or similar parties with respect to a Shelf Takedown, such Shareholder will enter into a lock-up agreement that prohibits such Shareholder from selling or otherwise disposing of, in transactions pursuant to Rule 144 of the Securities Act or otherwise, any securities of the Company (except for those Registered Class A Shares that are offered pursuant to any Shelf Takedown) for a customary period not to exceed 90 days following the applicable Shelf Takedown; provided, that each Shareholder hereby agrees to be bound by any such lock-up agreement regardless of such Shareholder's participation in any Shelf Takedown as long as such Shareholder was given the opportunity to participate in the Shelf Takedown pursuant to
Section 4 of this Agreement; provided, further, that any such lock-up agreement will provide for limited exceptions, the specific nature of such exceptions to be negotiated with the underwriters, broker-dealers or similar parties at the time of the offering

6. Participation in Shelf Takedown.

            In connection with an underwritten offering or placement, participation in a Shelf Takedown shall be subject to the condition that the
Shareholder: (i) agrees to sell his or her Registered Class A Shares on the basis provided in any underwriting arrangements or placement approved by the Company; (ii) completes and executes all questionnaires, powers of attorney and other documents required under the terms of such underwriting or placement arrangements; and (iii) agrees to enter into customary documentation with any underwriters, broker-dealers or similar parties, which may include obligations:
(a) to make representations or warranties to such underwriters, broker-dealers or similar parties or the Company; (b) to undertake indemnification obligations to such underwriters, broker-dealers or similar parties or the Company; (c) to

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deliver an opinion of such Shareholder's counsel customary for such transactions to such underwriters, broker-dealers or similar parties and (d) to execute powers of attorney; provided, however, that a Shareholder may condition its participation in a Shelf Takedown based on a minimum price per share or minimum size so long as any such Shareholder who withdraws his or her participation as a result of his or her minimum price or size condition not being met agrees to pay expenses as contemplated in Section 3.7(b) of this Agreement.

7. Indemnification.

            7.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, each Shareholder, the partners, directors, officers, equity holders and representatives of such Shareholder, and each Person who controls such Shareholder (within the meaning of the Securities Act and Exchange Act) against all losses, claims, damages, liabilities (joint or several) and expenses arising out of, based upon or caused by any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, amendment or supplement thereto, in any preliminary, final or summary prospectus or prospectus supplement, or any documents incorporated by reference therein; (ii) any omission or alleged omission of a material fact required to be stated in the Shelf Registration Statement, amendment or supplement thereto, in any preliminary, final or summary prospectus or prospectus supplement, or any documents incorporated by reference therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws. The Company will reimburse each such Shareholder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company shall not be liable in any case for any loss, claim, damage, liability or action to the extent that it is caused by a Violation that occurs in reliance upon and in conformity with any information furnished in writing to the Company by a Shareholder specifically for use in the Shelf Registration Statement or prospectus or any amendments or supplements thereto or as a result of such Shareholder's failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of the same.

            7.2 Indemnification by Shareholders. Each Shareholder agrees to indemnify, on a several basis, to the extent permitted by law, the Company and each other Participating Shareholder and their respective directors, officers,

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equity holders, representatives and each Person who controls the Company or other Participating Shareholders (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, damages, liabilities (joint or several) and expenses arising out of, based upon or caused by any Violation, but only to the extent that such Violation is caused by any information furnished in writing by such Shareholder specifically for use in the Shelf Registration Statement or prospectus or any amendments or supplements thereto or as a result of such Shareholder's failure to deliver a copy of the Shelf Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of the same. Each Shareholder will reimburse the Company, other Participating Shareholders or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

            7.3 Notice and Defense. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party's ability to defend such claim), and (ii) unless in the written opinion of legal counsel to such indemnified or indemnifying parties a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall be obligated to pay the fees and expenses of one counsel (but not more than one) for all parties indemnified by such indemnifying party with respect to such claim.

            7.4 Alternative Remedies. If the indemnification required by this
Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 7:

                  (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such

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indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  (b) The Parties agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 7.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            7.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

8. Supplemental Agreements.

            8.1 Supplemental Agreements Without the Consent of Shareholders. The Company may from time to time, without the consent of the Shareholders, enter into an agreement supplemental hereto (any such agreement a "Supplemental Agreement") with holders of Class B Shares or Class A Shares (each such holder a "Supplemental Shareholder") to allow any such holder to become a party to this Agreement.

            8.2 Effect of Supplemental Agreements.

                  (a) No Supplemental Agreement shall modify or amend this Agreement or the respective rights, limitations of rights, obligations, duties and immunities of the Company and the Shareholders under this Agreement. All of the terms and conditions of this Agreement shall be deemed to be part of the terms and conditions of any Supplemental Agreement for any and all purposes.

                  (b) Upon the execution of any Supplemental Agreement, each Supplemental Shareholder shall thereafter be a "Shareholder" for all purposes of this Agreement and Schedule A shall be supplemented to include the Supplemental Shareholder's information.

            8.3 Notice of Execution of Supplemental Agreements. Promptly after the execution of any Supplemental Agreement, the Company shall notify the Shareholders that such agreement has been executed.

            8.4 Supplemental Agreement Fee and Expenses.

                  (a) Each Supplemental Shareholder shall pay the Initial Registration Fee as if he or she had been an initial party to this Agreement in accordance with Section 2.3(a). The amount of the Initial Registration Fee paid by each Supplemental Shareholder shall be paid to the Company as reimbursement of amounts previously paid by the Company.

                  (b) Each Supplemental Shareholder shall pay his or her pro rata share of the Initial Registration Expenses as if he or she had been an initial party to this Agreement in accordance with Section 2.3(b). The amount of Initial Registration Expenses paid by each Supplemental Shareholder shall be paid to the Company and the other Shareholders pro rata based on the amounts of the payments for such items previously made by the Company and such Shareholders.

9. Miscellaneous.

            9.1 Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Parties agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that each Party is entitled to specific performance and other injunctive relief in order to enforce or prevent violations of the provisions of this Agreement.

            9.2 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of (i) the Company and (ii) the holders of a majority of the Registered Class A Shares then outstanding, provided, that no such amendment or waiver can be effected without the prior written consent of all holders of Registered Class A Shares if (x) such amendment or waiver would provide a benefit to consenting holders of Registered Class A Shares not shared on a proportionate basis with all holders of Registered Class A Shares or (y) such amendment or waiver would operate to the detriment of the holders of

Registered Class A Shares that do not consent thereto relative to the holders of Registered Class A Shares that do consent.

            9.3 Confidentiality. From the date that the Company notifies a Shareholder of its receipt of a Takedown Request or of its intent to implement a Shelf Takedown, whichever is earlier, through the filing of any applicable prospectus supplement with the SEC relating to such Shelf Takedown or notice from the Company as to its abandonment, whichever is earlier, each Shareholder agrees to maintain the confidentiality of all information related to the Shelf Takedown, including that a Shelf Takedown may occur and all details related thereto, in accordance with the terms of the Confidentiality Agreement entered into by each Shareholder and the Company prior to the execution of this Agreement and relating to the Shelf Registration Statement (each a "Confidentiality Agreement"), whether or not any such Confidentiality Agreement has terminated. The term "Transactions" as defined in each Confidentiality Agreement shall be deemed to include the applicable Shelf Takedown.

            9.4 Transfer of Rights. All rights of Shareholders under this Agreement shall only be transferable by Shareholders to a Permitted Transferee who executes an instrument in form and substance satisfactory to the Company in which such Permitted Transferee agrees to be bound by the terms of this Agreement as if an original signatory hereto, in which case such Permitted Transferee shall thereafter be a "Shareholder" for all purposes of this Agreement.

            9.5 Entire Agreement. Other than each Confidentiality Agreement, this Agreement (together with Schedule A) constitutes the entire agreement and understanding among the Parties and their respective Affiliates with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions, understandings, term sheets, offering memoranda or letters of intent between or among any of the Parties with respect to such subject matter.

            9.6 Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            9.7 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) if transmitted by facsimile, when confirmation of transmission is received, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after mailing or
(iv) if sent by reputable overnight courier service, when received; shall be concurrently sent via electronic mail to the e-mail addresses below (if any); and shall be addressed as follows:

If to the Company:

         Steelcase Inc.
         901 44th Street SE
         Grand Rapids, Michigan 49508
         Attn: Treasurer
         E-Mail: gmalburg@steelcase.com

         With a copy to:

         Steelcase Inc.
         901 44th Street SE
         Grand Rapids, Michigan 49508
         Attn: General Counsel
         E-mail: sdayton@steelcase.com

If to a Shareholder:

         At their respective addresses set forth on Schedule A.

         Any Shareholder may change his or her address by sending written notice to the Company as provided above.

            9.8 Governing Law; Submission to Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN. THE PARTIES AGREE THAT ANY PROCEEDING RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN A STATE COURT OF MICHIGAN OR A COURT OF THE UNITED STATES OF AMERICA LOCATED IN MICHIGAN. THE PARTIES HEREBY CONSENT TO PERSONAL JURISDICTION IN ANY SUCH ACTION, CONSENT TO SERVICE OF PROCESS BY MAIL AND WAIVE ANY OBJECTION TO VENUE IN ANY SUCH COURT OR TO ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM.

            9.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

            9.10 Headings. The Article and Section headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

            9.11 No Third-Party Beneficiary. Except as set forth in Section 9.4, this Agreement is not intended and shall not be construed to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                     STEELCASE INC.

                                     By:  /s/ Gary P. Malburg
                                          ------------------------
                                     Name:  Gary P. Malburg
                                     Title:    Treasurer

                                     CRASTECOM B Limited Partnership

                                     By:  /s/ William B. Crawford
                                          ------------------------
                                     Name:  William B. Crawford
                                     Title:     Managing Partner

                                     ROBERT C. PEW TRUST (II), u/a/d
                                     April 28, 1965, as amended and restated

                                     By:  /s/ Mary I. Pew
                                          ------------------------
                                     Name:  Mary I. Pew
                                     Title:  Co-Trustee

                                     MARY IDEMA PEW TRUST, u/a/d
                                     November 2, 1977, as amended and restated

                                     By:  /s/ Robert C Pew II
                                          ------------------------
                                     Name:  Robert C. Pew II
                                     Title:  Co-Trustee

                                   SCHEDULE A

                                                                 NUMBER OF
                                                             REGISTERED CLASS A
 NAME OF SHAREHOLDER              CONTACT ADDRESS                 SHARES
 -------------------              ---------------                 ------
CRASTECOM B Limited           c/o William P. Crawford,          2,500,000
Partnership                   Managing Partner
                              7091 Conservation Road
                              Ada, Michigan 49301
                              Phone: (616) 676-9273
                              E-mail: swiftelk@msn.com

                              Copy to:

                              Jeff Ott
                              Warner Norcross & Judd LLP
                              900 Fifth Third Center
                              111 Lyon Street N.W.
                              Grand Rapids, Michigan 49503
                              E-mail: jott@wnj.com

ROBERT C. PEW TRUST,          Mary I. Pew                       1,000,000
u/a/d April 28, 1965,         c/o Steelcase Inc.
as amended and                901-44th Street SE
restated                      Grand Rapids, Michigan 49508
                              Phone:  (616) 247-2710

                              Copy to:

                              Jeff Ott
                              Warner Norcross & Judd LLP
                              900 Fifth Third Center
                              111 Lyon Street N.W.
                              Grand Rapids, Michigan 49503
                              E-mail: jott@wnj.com

MARY IDEMA PEW TRUST,         Robert C. Pew II                  1,000,000
u/a/d November 2,             c/o Steelcase Inc.
1977, as amended and          901-44th Street SE
restated                      Grand Rapids, Michigan 49508
                              Phone:  (616) 247-2710

                              Copy to:

                              Jeff Ott
                              Warner Norcross & Judd LLP
                              900 Fifth Third Center
                              111 Lyon Street N.W.
                              Grand Rapids, Michigan 49503
                              E-mail: jott@wnj.com